UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 22, 2010
PHI, INC.
(Exact name of registrant as specified in its charter)

Louisiana (State or other jurisdiction of incorporation)	0-9827 (Commission File Number)	72-0395707 (IRS Employer Identification No.)

2001 SE Evangeline Thruway, Lafayette, Louisiana (Address of principal executive offices)	70508 (Zip Code)
Registrant’s telephone number, including area code: (337) 235-2452
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.
     As previously announced, on September 9, 2010, PHI, Inc. (the “Company”) commenced a cash tender offer for any and all of its outstanding $200,000,000 aggregate principal amount of 7.125% Senior Notes due 2013 (the “7.125% Notes”) and a solicitation of consents to amend the indenture governing the 7.125% Notes (the “Indenture”) on the terms and subject to the conditions set forth in PHI’s Offer to Purchase and Consent Solicitation Statement. On September 22, 2010, the Company announced that, as of 5:00 p.m., New York City time, on September 22, 2010, it had received the requisite consents to amend the Indenture and accordingly entered into a supplemental indenture, dated September 22, 2010 (the “Supplemental Indenture”), to the Indenture with the Bank of New York Mellon Trust Company, N.A., successor to Bank of New York Trust Company, N.A., as trustee for the 7.125% Notes.
     The Supplemental Indenture, among other things, eliminates substantially all of the restrictive covenants and certain event of default provisions in the Indenture. The Supplemental Indenture will not become effective until a majority in aggregate principal amount of the outstanding Notes has been purchased by PHI pursuant to the terms of the tender offer and consent solicitation.
     A copy of the Supplemental Indenture is filed as Exhibit 4.1 hereto and is incorporated herein by reference. The description of the Supplemental Indenture contained herein is qualified in its entirety by the full text of such exhibit.

Item 3.03	Material Modification to Rights of Security Holders.
     See Item 1.01 hereto, which is incorporated herein by reference, with respect to the execution of the Supplemental Indenture on September 22, 2010.

Item 7.01	Regulation FD Disclosure.
     On September 22, 2010, the Company issued a press release announcing that, as of 5:00 p.m., New York City time, on September 22, 2010, it had received the requisite consents and tenders from the holders of over 94.75% of the aggregate principal amount of its outstanding 7.125% Notes in connection with its tender offer and consent solicitation for such notes, as discussed in Item 1.01 hereto. A copy of the press release is filed as Exhibit 99.1 hereto and is incorporated herein by reference.
          In accordance with General Instruction B.2 of Form 8-K, the information presented under Item 7.01 of this Current Report and set forth in Exhibit 99.1 hereto is deemed to be “furnished” and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall such information and Exhibit be deemed incorporated by reference into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, each as amended.

Item 9.01	Financial Statements and Exhibits.
(d)	Exhibits.

4.1	Supplemental Indenture dated as of September 22, 2010 to the Indenture dated as of April 12, 2006 by and among PHI, Inc., the subsidiary guarantors and The Bank of New York Mellon Trust Company, N.A., successor to The Bank of New York Trust Company, N.A., as trustee.

99.1	Press release by PHI, Inc., dated September 22, 2010, announcing receipt of requisite consents with respect to its tender offer and consent solicitation for its 7.125% Senior Notes due 2013.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHI, INC.
Date: September 22, 2010	By:	/s/ Michael J. McCann
		Name:	Michael J. McCann
		Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
4.1
Supplemental Indenture dated as of September 22, 2010 to the Indenture dated as of April 12, 2006 by and among PHI, Inc., the subsidiary guarantors and The Bank of New York Mellon Trust Company, N.A., successor to The Bank of New York Trust Company, N.A., as trustee.

99.1	Press release by PHI, Inc., dated September 22, 2010, announcing receipt of requisite consents with respect to its tender offer and consent solicitation for its 7.125% Senior Notes due 2013.